UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 17, 2004

Commission File Number: 000-29089

ANTIGENICS INC.

(exact name of registrant as specified in its charter)

Delaware	06-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

630 Fifth Avenue, Suite 2100, New York, New York 10111
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (212) 994-8200

Item 2. Acquisition or Disposition of Assets.

     On March 17, 2004, Antigenics Inc., a Massachusetts corporation and a wholly-owned subsidiary of the registrant, completed the sale of its manufacturing rights for feline leukemia virus (FeLV) vaccine to French veterinary pharmaceutical manufacturer Virbac S.A. (“Virbac”), a French corporation, pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated December 10, 2003, and amended March 17, 2004, by and between Antigenics Inc. and PP Manufacturing Corporation (“PP Manufacturing”), a Delaware corporation and Virbac S.A. the parent company of PP Manufacturing. The transaction is contingent upon USDA product licenses being transferred from Antigenics Inc. to Virbac within 90 days from the date of closing. In the event that the USDA licenses are not transferred, both parties will use best efforts to work to put the parties back in the positions that they would have been in had the closing not taken place. A copy of the Asset Purchase Agreement and amendment are attached hereto as Exhibit 2.1 and 2.2 respectively, and are incorporated herein by reference.

     Pursuant to the Asset Purchase Agreement, as amended, in exchange for the sale of all manufacturing rights for FeLV vaccine and related equipment and inventories, the registrant will receive $14,934,511 in cash. The amount of consideration was determined through arms-length negotiations between the registrant’s subsidiary and Virbac.

     In addition to the Asset Purchase Agreement, a sublease agreement was entered into with PP Manufacturing for a portion of the manufacturing facility in Framingham, MA. A copy of the Sublease agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

     Virbac has held exclusive perpetual worldwide marketing rights to the FeLV vaccine since 1983. The supply agreement, under which the registrant’s subsidiary had been supplying Virbac with the FeLV vaccine, expired in July 2002, at which point the registrant’s subsidiary began to supply product to Virbac through month-to-month supply agreements.

     The foregoing descriptions of the Asset Purchase Agreement, First Amendment to the Asset Purchase Agreement, and Sublease, do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement, First Amendment to the Asset Purchase Agreement and Sublease, copies of which are attached hereto as Exhibits 2.1, 2.2, and 10.1 respectively.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Pro Forma Financial Information

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated financial statements are presented for illustrative purposes only, giving effect to the sale of the manufacturing rights for FeLV vaccine as described and therefore are not necessarily indicative of the operating results that might have been achieved had the sale occurred as of an earlier date nor indicative of operating results which may occur in the future. In the opinion of management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the effect of the asset sale on the historical consolidated financial information of the registrant. The consolidated statement of operations of the registrant for the year ended December 31, 2003 is derived from the audited financial statements of the registrant. The unaudited pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes contained in the registrant’s Form 10-K for the year ended December 31, 2003 as filed with the Securities Exchange Commission on March 15, 2004.

     Effective March 17, 2004 (the “Closing Date”), the registrant completed the sale of all of the assets relating to the manufacturing operations for FeLV, subject to the contingency regarding USDA licenses noted above in Item 2.

     The unaudited pro forma consolidated balance sheet as of December 31, 2003 has been prepared as if the asset sale occurred on December 31, 2003. The unaudited pro forma consolidated statement of operations has been prepared as if the divestiture of the FeLV vaccine manufacturing rights occurred on January 1, 2003.

Antigenics Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet

	December 31, 2003
		Pro Forma
	Historical	Adjustments	Pro Forma
ASSETS
Cash and cash equivalents	$57,211,895	$8,762,425	$65,974,320
Short-term investments	32,266,347	—	32,266,347
Accounts receivable	589,698	—	589,698
Inventories	871,256	(603,831)	267,425
Prepaid expenses	1,899,558	—	1,899,558
Deferred offering costs	110,934	—	110,934
Other current assets	372,296	4,250,000	4,622,296

Total current assets	93,321,984	12,408,594	105,730,578
Restricted cash	8,521,049	—	8,521,049
Plant and equipment, net	25,032,838	(212,997)	24,819,841
Goodwill	3,081,703	—	3,081,703
Core and developed technology, net of accumulated amortization of $3,107,907	7,964,666	—	7,964,666
Other assets	2,157,295	—	2,157,295

Total assets	$140,079,535	$12,195,597	$152,275,132

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$3,179,567	$(12,669)	$3,166,898
Accrued liabilities	11,302,367	420,944	11,723,311
Other current liabilities	2,000,000	(2,000,000)	—
Current portion, long-term debt	5,622,736	—	5,622,736

Total current liabilities	22,104,670	(1,591,725)	20,512,945
Long-term debt, less current portion	10,244,796	—	10,244,796
Other long-term liabilities	2,484,317	77,914	2,562,231
STOCKHOLDERS EQUITY
Preferred stock, par value $0.01 per share, 25,000,000 shares authorized; Series A convertible preferred stock, par value $0.01 per share; 31,620 shares designated, issued and outstanding, liquidation value of $31,844,140	316	—	316
Common stock, par value $0.01 per share, 100,000,000 shares authorized; 39,522,699 shares issued and outstanding	395,226	—	395,226
Additional paid-in capital	384,457,557	—	384,457,557
Deferred compensation	(72,081)	—	(72,081)
Accumulated other comprehensive income	162,802	—	162,802
Accumulated deficit	(279,698,068)	13,709,408	(265,988,660)

Total stockholders’ equity	105,245,752	13,709,408	118,955,160

Total liabilities and stockholders’ equity	$140,079,535	$12,195,597	$152,275,132

Antigenics Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations

	For the Year Ended December 31, 2003
		Pro Forma
	Historical	Adjustments	Pro Forma
Revenues:
Product sales	$3,465,023	$(3,465,023)	$—
Research and development	984,662	—	984,662

Total revenues	4,449,685	(3,465,023)	984,662

Expenses:
Cost of sales	(1,941,521)	(1,941,521)	—
Research and development	(48,526,842)	(547,011)	(47,979,831)
General and administrative	(21,716,531)	31,385	(21,747,916)

Operating loss	(67,735,209)	(1,007,876)	(68,743,085)
Other income
Non-operating income	882,790	483,500	1,366,290
Interest income	1,165,911	141,749	1,307,660
Interest expense	(247,072)	—	(247,072)

Net loss	(65,933,580)	(382,627)	(66,316,207)
Dividends on Series A convertible preferred stock	(224,140)	—	(224,140)

Net loss attributable to common stockholders	$(66,157,720)	$(382,627)	$(66,540,347)

Net loss attributable to common stockholders per common share, basic and diluted	$(1.70)		$(1.71)

Weighted average number of common shares outstanding, basic and diluted	38,989,304		38,989,304

Notes to Unaudited Pro Forma Consolidated Financial Statements

1. Disposal of FeLV related assets

     The divested assets were sold for $14,934,511. All assets and liabilities relating to FeLV vaccine manufacturing have been removed from the unaudited pro forma consolidated balance sheet at December 31, 2003. The gain on disposal of FeLV vaccine assets results in a reduction to the accumulated deficit in the unaudited pro forma consolidated balance sheet at December 31, 2003 and was calculated in the table that follows. For pro forma purposes, the gain has been calculated based on the carrying value of the related assets and liabilities as of December 31, 2003. The actual gain will be calculated at the closing date.

Cash proceeds received from sale	$10,684,511
Receivable	4,250,000
Less carrying value of assets sold and liabilities assumed:
Inventories	603,831
Plant and equipment	212,997
Accounts payable	(12,669)
Accrued liabilities	(7,726)

Pre-tax gain on disposal	14,138,078
Income tax expense	94,220
Estimated additional transaction expenses	334,450

Gain on disposal, net	$13,709,408

     As consideration for the purchase of the manufacturing rights for FeLV vaccine and related equipment and inventories, the registrant received $10,684,511 on or prior to closing. An additional $4,250,000 is due upon the earlier of: (a) eight months from the closing, or (b) upon the production of “Initial Batches” by Virbac as defined in the Asset Purchase Agreement, provided that Virbac shall attempt in good faith to manufacture the Initial Batches within six months of the closing date. Accordingly, this amount is included in other current assets on the unaudited pro forma consolidated balance sheet.

     For pro forma purposes, the cash and cash equivalents adjustment is $8,762,425, which reflects cash received at closing for the assets purchased. Virbac also purchased related inventories and equipment with carrying values of $603,831 and $212,997 respectively at December 31, 2003.

     In addition to the assets acquired per the Asset Purchase Agreement, upon closing, Virbac paid the registrant a $77,914 security deposit pursuant to the Sublease agreement which is included in the unaudited pro forma consolidated balance sheet as other long-term liabilities.

     A net adjustment to accrued liabilities of $420,944 reflects: (a) a $7,726 decrease for the employee vacation liability assumed by Virbac, (b) a $94,220 increase for the state income tax provision more fully described below, and (c) $334,450 of estimated additional transaction expenses.

     Other current liabilities are reduced by $2,000,000 for the application of Virbac’s advance deposit towards the sale, which was credited toward the total purchase price.

     Antigenics Inc. has net operating loss carry forwards available to apply against the entire federal taxable gain on disposal. The state taxable income on disposal, after applying available state net operating loss carry forwards has been estimated at $1,905,000 resulting in a tax provision of $94,220 after application of available state tax credits and has been included in accrued liabilities in the unaudited pro forma consolidated balance sheet at December 31, 2003.

2. Removal of FeLV vaccine manufacturing operations

     The divestiture of the FeLV vaccine assets includes the disposal of related manufacturing operations of the registrant’s Framingham, MA facility. To reflect this divestiture, the revenue and expenses of the FeLV vaccine operations have been removed from the unaudited pro forma consolidated statement of operations for the year ended December 31, 2003. For the year ended December 31, 2003, this pro forma adjustment resulted in an increase in net loss of $382,627.

     The change in net loss noted above includes the following items:

•	Revenues in the amount of $3,465,023 have been omitted as they relate entirely to FeLV vaccine product sales.

•	Costs of sales in the amount of $1,941,521 have been omitted on a pro forma basis as they pertain entirely to the FeLV vaccine revenues.

•	Research and Development expenses have been reduced by $547,011 due to the reduced operating costs of the Framingham facility in relation to Key Employees (as defined in the Asset Purchase Agreement) and facility maintenance.

•	General and Administrative expenses have increased $31,385 to reflect adjustments for utilities, and other administrative costs which is offset by rent historically included in cost of sales being reclassified to general and administrative expense.

•	Non-operating income reflects a $483,500 increase relating to the agreed annual rental income pursuant to the Sublease agreement.

•	Interest income of $141,749 has been calculated for twelve months on the cash received at closing and for four months on the cash due upon the manufacture of the Initial Batches at an interest rate of 1.2%.

     Pursuant to the Asset Purchase Agreement, PP Manufacturing was granted the right to offer employment to Key Employees. On the day of closing ten Key Employees took employment with PP Manufacturing. As indicated above, these employee costs for the year ended December 31, 2003 have been removed from the unaudited pro forma consolidated statement of operations.

     Legal fees relating to the sale in the amount of $414,000 were incurred during 2003. These amounts are reflected in the historical consolidated statement of operations and no adjustment has been made in the unaudited pro forma consolidated statement of operations to remove these expenses.

     The unaudited pro forma consolidated statement of operations does not include the gain on disposal or the related tax provision of $94,220. In addition, a $200,000 payment to GTC Biotherapeutics, Inc. pursuant to the First Amendment to Sublease as attached hereto as Exhibit 10.2, has not been reflected in the unaudited pro forma consolidated statement of operations, but has been included in “Estimated additional transaction expenses” for purposes of calculating the gain on disposal in Note 1 above.

     (b) Exhibits

2.1	Asset Purchase Agreement dated December 10, 2003, by and between Antigenics Inc., a Massachusetts corporation and a wholly-owned subsidiary of Antigenics Inc., a Delaware corporation and PP Manufacturing Corporation, a Delaware corporation and Virbac S.A., a French corporation. Filed herewith.
2.2	First Amendment to Asset Purchase Agreement dated March 17, 2004, by and between Antigenics Inc., a Massachusetts corporation and a wholly-owned subsidiary of Antigenics Inc., a Delaware corporation and PP Manufacturing Corporation, a Delaware corporation and Virbac S.A., a French corporation. Filed herewith.
10.1	Sublease Agreement by and between Antigenics Inc., a Massachusetts corporation, f/k/a Aquila Biopharmaceuticals, and PP Manufacturing, a Delaware corporation, dated March 16, 2004. Filed herewith.
10.2	First Amendment to Sublease by and between Antigenics Inc., f/k/a/ Aquila Biopharmaceuticals, and GTC Biotherapeutics, Inc., dated March 16, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: April 1, 2004	By:	/s/ Garo H. Armen

Garo H. Armen, Ph.D. Chairman and Chief Executive Officer